As filed with the Securities and Exchange Commission on May 14, 2007

Registration No. 333-114257

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SWIFT TRANSPORTATION CO., INC.

(Exact name of Registrant as specified in its charter)

Nevada	86-0666860
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2200 South 75th Avenue
Phoenix, Arizona 85043
(602) 269-9700
(Address, including zip code and telephone number,
including area code, of registrant’s principal executive offices)

Copies to:

Sullivan & Cromwell LLP	Skadden, Arps, Slate, Meagher & Flom LLP	Scudder Law Firm P.C., L.L.O
125 Broad Street	Four Times Square	411 South 13th Street, 2nd Floor
New York, New York 10004	New York, New York 10036-6522	Lincoln, Nebraska 68508
Attn: Stephen M. Kotran, Esq.	Attn: Stephen F. Arcano, Esq.	Attn: Earl Scudder, Esq.
Attn: Brian E. Hamilton, Esq.	Attn: Richard J. Grossman, Esq.	Attn: Mark Scudder, Esq.
(212) 558-4000	(212) 735-3000	(402) 435-3223

Swift Transportation Co., Inc.
2200 South 75th Avenue
Phoenix, Arizona 85043
(Name and Address of Agent For Service)
(602) 269-9700
(Telephone Number, Including Area Code, of Agent For Service)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 464(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES

     On April 7, 2004, Swift Transportation Co., Inc. (the “Registrant”) filed its Registration Statement on Form S-3 (No. 333-114257) (the “Registration Statement”) with the Securities and Exchange Commission to register 942,155 shares of its common stock. The Registrant hereby removes from registration all securities of the Registrant registered pursuant to the Registration Statement that remain unsold.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Swift Transportation Co., Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, this 14th day of May, 2007.

SWIFT TRANSPORTATION CO., INC.,
a Nevada corporation

By:	/s/ Robert T. Goates

Robert T. Goates
President, Chief Executive Officer Chief Financial Officer and Sole Director

POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Robert T. Goates Robert T. Goates	President, Chief Executive Officer Chief Financial Officer and Sole Director	May 14, 2007